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                                                  EXHIBIT 10.1

                     BERKSHIRE HATHAWAY INC.
                        1440 Kiewit Plaza
                      Omaha, Nebraska 68131
                    Telephone (402) 346-1400


                                               July 20, 1995




American Express Company
American Express Tower
World Financial Center
New York, New York  10285-5170

Attn:  Mr. Harvey Golub

Dear Mr. Golub:

       As you know, Berkshire Hathaway Inc. and its subsidiaries (collectively, "Berkshire") have made the commitments listed on Appendix A (the "Passivity Commitments") to the Board of Governors of the Federal Reserve System and these commitments are designed to assure that Berkshire will not exercise or attempt to exercise a controlling influence over the management or policies of American Express Company ("AXP") or any subsidiary of AXP for purposes of federal and state banking laws.

       I understand that Berkshire's compliance with these commitments is important not only to Berkshire but also to AXP and that it is important to AXP that these commitments remain in full force and effect.

       Therefore, Berkshire agrees as follows with American Express, such agreement to be in effect for such time as Berkshire shall beneficially own 10% or more of the outstanding voting securities of AXP:

       1. Berkshire shall comply with the Passivity Commitments in all respects and will not directly or indirectly take or propose any action or enter into any relationship that conflicts with or contravenes the Passivity Commitments. If Berkshire proposes to take an action or enter into a relationship and either party is concerned as to whether the action or relationship is permitted under the terms of the Passivity Commitments, Berkshire and American Express will discuss the matter and Berkshire will not take such action or enter into such relationship unless both parties agree that it is in accordance with the Passivity Commitments.

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Mr. Harvey Golub
July 20, 1995
Page Two


       2. Berkshire shall cause each of its subsidiaries that may now or in the future own shares of AXP to comply with this Agreement.

       3. Berkshire shall notify AXP immediately upon learning that the Board of Governors of the Federal Reserve system has initiated or may initiate a proceeding under the Bank Holding Company Act or the Change in Bank Control Act in connection with or related to the Passivity Commitments or Berkshire's ownership of shares of AXP, and Berkshire shall immediately inform AXP of any communications from the Board of Governors, the Federal Deposit Insurance Corporation, the State of Utah Department of Financial Institutions, the Delaware Banking Department, the State of New York Department of Insurance or the Department of Insurance of the State of Illinois to Berkshire in connection with or related to the Passivity Commitments or Berkshire's investment in AXP.

       4. AXP, upon periodically receiving information from Berkshire as to the entities that are subsidiaries of Berkshire, will not knowingly enter into any relationship or transaction with such entities that will cause Berkshire to be in violation of any of sections 8(b) through (e) of the Passivity Commitments.

       5. The parties acknowledge and agree that a breach of this Agreement may cause irreparable injury to the non-breaching party for which there is no adequate remedy at law and that the non-breaching party therefore shall be entitled to specific performance, injunctive and other equitable relief in such event in addition to all other legal rights and remedies. This Agreement shall be governed by the internal laws of New York without regard to its conflicts of law principles.

                                  Very truly yours,

                                  Berkshire Hathaway Inc.


                                  By:  /s/ Warren E. Buffet
                                  Warren E. Buffet
                                  Chairman of the Board
Accepted and Agreed

American Express Company

By:  /s/ Harvey Golub
       Harvey Golub
       Chairman of the Board
WEB/km

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                                  Appendix

                      Passivity Commitments


Berkshire Hathaway* commits that it will not, directly or indirectly:

       (1) acquire or retain shares that would cause its ownership of American Express** voting securities to equal or exceed 15% of the amount outstanding (if at such time Berkshire Hathaway has a representative on the Board of Directors of American Express as allowed by section 4 hereof), or otherwise acquire or retain shares that reflect ownership or more than 17% of the amount outstanding; _provided_ that for the purposes of this commitment shares held by officers or directors of Berkshire Hathaway shall be aggregated with shares held by Berkshire Hathaway;

       (2) take any action causing American Express or any company controlled by American Express to become a subsidiary of Berkshire Hathaway;

       (3) propose a director or slate of directors in opposition to a nominee or slate of nominees proposed by the management or the board of directors or American Express or any of its subsidiaries;

       (4) seek or accept representation on the board of directors of American Express or any of its subsidiaries; _provided_ that this commitment does not prevent Berkshire Hathaway from agreeing, if it desires to do so, to a request by the management or board of directors of American Express to have no more than one representative of Berkshire Hathaway be elected to the board of directors of American Express or be nominated by management to stand for election to the board of directors; and _further provided_ that in no event shall any representative of Berkshire Hathaway serve as a director of any subsidiary of American Express that accepts deposits that are insured by the Federal Deposit Insurance Corporation ("FDIC"), or of American Express Bank International ("AEBI");





* For purposes of these commitments, references to Berkshire Hathaway include Berkshire Hathaway, Inc. and all of its subsidiaries.

** For purposes of these commitments, references to American Express include American Express Company and all of its subsidiaries.

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       (5)  solicit or participate in soliciting proxies with respect to any matter presented to the shareholders of American Express or any of its subsidiaries (except to the extent that a representative on the board of directors as permitted by item 4 as deemed to be part of the solicitation made by the board);

       (6) exercise or attempt to exercise a controlling influence over the management or policies of American Express; _provided_ that this provision does not prohibit Berkshire Hathaway from having a representative on the board of directors of American Express if otherwise permitted by item 4 (but such person shall exercise reasonable efforts to minimize his or her involvement with respect to any FDIC-insured subsidiaries or AEBI, such as with respect to membership on board committees, or abstaining from participation and voting with respect to those matters that are directly related to (and generally limited to) the business or affairs of such companies, such as the selection of principal executive officers of such companies, or the sale of such companies, or other major decisions involving such companies);

       (7) have or seek to have any director, officer, employee, affiliate or other representative of Berkshire Hathaway serve as an officer, agent or employee of American Express or any subsidiary of American Express;

       (8) with regard to relationships with American Express and the FDIC-insured subsidiaries of American Express, except with the prior written consent of the FDIC and the Board of Governors of the Federal Reserve System;

                 (a) initiate any policy or directive mandating that any Berkshire Hathaway subsidiary favor American Express to the exclusion of any competing entity, except as such may be the result of generic policies favoring best price, service or similar attributes of business relationships;

                 (b) obtain services or enter transactions other than in the ordinary course of business and on terms and conditions comparable to those in transactions with similarly situated parties that do not own American Express securities;

                 (c) increase the extent of its current banking relationships with FDIC-insured subsidiaries of American Express or with AEBI in an amount that would be material to such subsidiaries or to Berkshire Hathaway, including any increase in deposit relationships other than changes based on use of credit cards issued by such FDIC-insured subsidiaries by customers of Berkshire Hathaway subsidiaries;

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                 (d)  permit the sale of any of its insurance products
through the offices or employees of American Express or of subsidiaries of American Express; or

                 (e) enter into any joint venture or other profit-sharing or similar arrangements with any FDIC-insured subsidiaries of American Express or with AEBI under which the compensation to either Berkshire Hathaway or such subsidiary is measured by the profitability of the service being offered or of the enterprise in which such service is being used;

       (9) dispose or threaten to dispose of shares of American Express in any manner as a condition of specific action or nonaction by American Express or any of its subsidiaries so as to attempt to influence American Express or any of its subsidiaries.